MONITRONICS INTERNATIONAL, INC.

________________________

Waiver Agreement

Dated as of March 28, 2006

As To

SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
Dated as of January 18, 2002

________________________

Re: 14.5% Subordinated Notes due March 1, 2010
and
Warrants

Waiver Agreement

This Waiver Agreement (the "Agreement") dated as of March 28, 2006 is made by and between Monitronics International, Inc. (the "Company") and The Northwestern Mutual Life Insurance Company ("NML").

RECITALS:

A. The Company and NML have entered into a Subordinated Note and Warrant Purchase Agreement dated as of January 18, 2002 (as amended, the "Purchase Agreement;" terms defined in the Purchase Agreement which are used herein shall have the same meaning as are set forth in the Purchase Agreement for such terms unless otherwise defined herein).

B. The Company has requested that NML waive certain provisions of the Purchase Agreement and NML is willing to grant such a waiver, but only on the terms set forth in this Agreement.

AGREEMENT:

In consideration of the recitals set forth above, the terms contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver. NML hereby waives the Company's obligations under Section 7.02(k) of the Purchase Agreement to limit the amount of Capital Expenditures made by the Company and its Subsidiaries during the Company's fiscal year ending June 30, 2006 provided that the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during the Company's fiscal year ending June 30, 2006 does not exceed $6,500,000 and the Company may carry forward any permitted but unused Capital Expenditures from the fiscal year ended June 30, 2006 to the fiscal year ended June 30, 2007.

2. Consent. The retirement of James R. Hull as Chief Executive Officer and President of the Company without the appointment of a replacement within 120 days who is satisfactory to NML in its reasonable judgment would constitute a Change in Control resulting in the obligation of the Company to make an offer to prepay the Notes under Section 2.06(a) of the Purchase Agreement. Subject to the terms and conditions set forth in this Agreement, NML hereby consents to the appointment of Michael R. Haislip as Chief Executive Officer and President of the Company effective as of March 31, 2006.

3. Representations and Warranties. The Company represents and warrants that: (A) the execution and delivery by the Company of this Agreement (1) are within its corporate powers, (2) have been duly authorized, (3) are not in contravention of the terms of its constitutive documents, or of any contract, instrument, indenture or other agreement or undertaking to which it is a party or by which it or any of its property is bound or any law, judgment, decree or order applicable to it, and (4) do not require any governmental consent, registration or approval or any filing with or notice to any governmental entity or other third party; (B) this Agreement, and the Purchase Agreement as modified hereby, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (C) since June 30, 2005, there has been no change in the assets or liabilities or in the financial or other condition of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (D) as of the date hereof (and, after giving effect hereto) there exists no Default or Event of Default.

4. Miscellaneous.

4A. Ratification. The Company each hereby ratifies, approves and reaffirms the provisions set forth in the Purchase Agreement, and, except as expressly modified hereby, the Purchase Agreement remains in full force and effect.

4B. No Further Waiver. Except as specifically stated herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of NML, nor constitute an amendment or waiver of, or consent to any departure from, any provision of the Purchase Agreement or any other document, instrument or agreement executed or delivered in connection therewith.

4C. Fees. The Company agrees to pay on demand all costs and expenses of NML in connection with the preparation, execution and delivery of this Agreement and any and all other instruments and documents delivered hereunder.

4D. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

4E. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

4F. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by any party of telecopied copies of executed counterparts hereof shall constitute execution and delivery hereof by such party.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Monitronics International, Inc.

By:

Name: Michael Meyers

Title: Vice President and Chief

Financial Officer

The Northwestern Mutual Life

Insurance Company

By:

Name:

Title:

[Signature Page to Waiver Agreement]